PRESS RELEASE

FINJAN PROVIDES UPDATE ON FEDERAL CIRCUIT RULING – LEGACY SYMANTEC CORP., WEBSENSE, INC., SOPHOS INC. CASE

NEW YORK, September 15, 2014 – Finjan Holdings, Inc. (NASDAQ: FNJN), a technology company committed to enabling innovation through the licensing of its intellectual property, today provides an update on the case Finjan, Inc. v. Symantec Corp., Websense, Inc., Sophos Inc.: CAFC-13-1682 (“The Appeal”).

This patent infringement suit dates back to a legacy litigation filed on July 12, 2010, in the U.S. District Court for the District of Delaware against Symantec Corp., Websense, Inc., Sophos Inc., et al. During this time, two of the five defendants settled; for the three remaining defendants, Websense, Inc., Sophos Inc., and Symantec Corp., the verdict resulted in a finding of invalidity of certain asserted claims of Finjan’s patents, U.S. Patent Nos. 6,092,194 and 6,480,962, and non-infringement of same, against the three parties. Finjan’s Appeal Brief was filed on December 10, 2013, and the Oral Argument was heard on September 9, 2014.

The Court of Appeals for the Federal Circuit (CAFC) issued a decision, affirming the District Court’s prior ruling with no opinion, citing Federal Circuit Rule 36. Rule 36 findings by the Court do not provide any additional insight or context into the Court’s decision in the case. This CAFC ruling was the most recent outcome in the process to reverse the lower Court’s finding of invalidity on claims in the two patents. The two patents in question are not at issue in any of six currently pending cases in the Northern District of California, including three separate actions involving the three remaining parties in the appeal, noted previously.

“While we are disappointed with the Panel’s finding, we continue to believe in the Court’s ability to adjudicate complicated issues in patent cases,” commented Julie Mar-Spinola, VP Legal Operations of Finjan. “The two patents in question represent a small number – two of twenty –currently involved in our licensing and enforcement program related to Finjan’s pioneering cybersecurity related technologies.”

Finjan has also filed patent infringement lawsuits against FireEye, Inc., Blue Coat, Inc., Websense, Inc., Sophos Inc. and Symantec Corp. relating to, collectively, more than 20 patents in the Finjan portfolio. The Company will continue to provide timely updates of important events relating to these matters on an on-going basis. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Recognized internationally as a pioneer and leader in web and network security, Finjan’s decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has successfully licensed its patents and technology to several major software and technology companies around the world.

ABOUT FINJAN HOLDINGS
Through our subsidiary, Finjan, Inc., we own a portfolio of patents, related to software that proactively detects malicious code and thereby protects end users from identity and data theft, spyware, malware, phishing, trojans and other online threats. Finjan’s mission is to invest in innovation and encourage the development of core intellectual property. Founded in 1997, Finjan developed and patented technology that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based, basis, in contrast to signature-based methods of intercepting only known threats to computers, which were standard in the online security industry during the 1990’s. For more information about Finjan, please visit www.finjan.com.

Follow Finjan Holdings on LinkedIn or on Twitter @FinjanHoldings.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding our expectations, intentions, beliefs, and projections about our future results, performance, prospects, and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts or by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would,” the negative of these terms and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance. Our actual results, performance, and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this press release as a result of various risks, uncertainties and other factors. Important factors that could cause our actual results to differ materially from our expectations include, without limitation, our ability to execute our business plan, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technology in the market, the development of a liquid trading market for our securities, regulatory developments, and other factors described under Item 1A, “Risk Factors,” as set forth in the Company’s Annual Report on form 10-K filed with the SEC on March 14, 2014, and any subsequent quarterly or current reports.

The Company will continue to file annual, quarterly, and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings or releases. Except as expressly required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Contact
Investor Relations | Friederike Edelmann | Finjan Holdings, Inc.
Telephone: (646) 350-4999 | Email: friederike@finjan.com

Media and Press Relations | Katie Hepler | MWW Group
Telephone: (212) 704-9727 | Email: khepler@mww.com